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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Mutual Savings Bank Savings and Investment Plan and the First Northern Savings Bank 401(k) Savings Plan of our report dated January 21, 2000 (except for note 17, as to which the date is February 22, 2000) with respect to the consolidated financial statements of First Northern Capital Corp., included in Bank Mutual's prospectus dated September 8, 2000, pursuant to Registration Statement on Form S-1, No. 333-39362, filed with the Securities and Exchange Commission pursuant to Rule 424(b), and to our report dated June 6, 2000 with respect to the financial statements and schedules of the First Northern Savings Bank, S.A. 401(k) Savings Plan, included in that Plan's Report on Form 11-K for the year ended December 31, 1999.



                                      /s/ WIPFLI ULLRICH BERTELSON LLP

November 9, 2000
Green Bay, Wisconsin